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Exhibit 99.1

Bentley Communications Secures $10,000,000 Commitment In Staged Equity Funding.

WEDNESDAY, APRIL 11, 2001 8:00 AM - PRNewswire

LOS ANGELES, Apr 11, 2001 /PRNewswire via COMTEX/ -- Bentley Communications Corp. (OTC:BTLY) is proud to announce a financing package by a Beverly Hills based investment firm providing innovative financing solutions. The funding will be provided, as required, via an equity draw down facility pursuant to a pending shelf registration.

Forward-looking statements:
Certain statements in this news release may constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, performance or achievement expressed or implied by such forward-looking statements to differ materially from the forward-looking statements.

SOURCE:  Bentley Communications Corporation
CONTACT: Gordon F. Lee, Chairman & CEO of Bentley Communications
         Corporation, 310-342-0760, or fax 310-342-0704

URL:
http://www.Celebrity-Pros.com
http://www.TwirlMe.com
http://www.BentleyBlvd.com
http://www.BentleyCommCorp.com